                                                                      Exhibit 11

                   COMPUTATION OF EARNINGS PER ORDINARY SHARE

                          AND ORDINARY SHARE EQUIVALENT

                                                                                            Three Months Ended
                                                                                               February 28,
                                                                                           1999             1998
                                                                                                (Unaudited)
 (A)     Earnings per ordinary share and ordinary share equivalent - basic:

         Weighted average ordinary shares and
         ordinary share equivalents outstanding                                              111,827           84,544
                                                                                        ------------     ------------
                                                                                        ------------     ------------
         Net income                                                                         $191,733         $155,410
                                                                                        ------------     ------------
                                                                                        ------------     ------------
         Earnings per ordinary share and ordinary
         share equivalent                                                                      $1.71            $1.84
                                                                                        ------------     ------------
                                                                                        ------------     ------------
 (B)     Earnings per ordinary share and ordinary share equivalent - assuming full dilution:

         Weighted average ordinary shares
         outstanding                                                                         111,805           84,486
         Average stock options outstanding (net of
         repurchased shares under the treasury
         stock method)                                                                         1,958            1,518
                                                                                        ------------     ------------
         Weighted average ordinary shares and
         ordinary share equivalents outstanding                                              113,763           86,004
                                                                                        ------------     ------------
                                                                                        ------------     ------------

         Net income                                                                         $191,733         $155,410
                                                                                        ------------     ------------
                                                                                        ------------     ------------
         Earnings per ordinary share and ordinary
         share equivalent                                                                      $1.69            $1.81
                                                                                        ------------     ------------
                                                                                        ------------     ------------